Exhibit 10.6

Non-Employee Trustee Compensation
(as revised January 1, 2015)
1.    Annual Fee:
a.    $45,000.
b.    payable at annual meeting of shareholders.
c.    payable in cash or common shares (valued at closing price on date of annual meeting of shareholders), at the election of each non-employee Trustee.
d.    cash portion is eligible for deferral into the Deferred Compensation Plan.
2.    Annual Equity Award:
a.    $70,000 in “restricted” common share rights.
b.    number of common share rights computed based on closing price of the common shares on date of annual meeting of shareholders.
c.    common share rights vest in three equal annual installments, commencing on the first anniversary of the award date, subject to accelerated vesting upon a change of control or termination of service on account of death, disability or retirement. Upon vesting, a number of common shares are delivered equal to the number of share rights that vested. [See “Miscellaneous” below for additional shares issuable upon a change of control or termination of service on account of death, disability or retirement.]
d.    unvested common share rights are entitled to dividend equivalents.
e.    common share rights are not eligible for deferral into the Deferred Compensation Plan.
3.    Per Board Meeting Fee:
a.    $1,500.
b.    payable in cash.
c.    eligible for deferral into the Deferred Compensation Plan.
4.    Per Committee Meeting Fee:
a.    $1,500.
b.    payable in cash.
c.    not eligible for deferral into the Deferred Compensation Plan.
5.    Per informal Board Informational Meeting Fee:
a.    $1,500.

b.    payable in cash.
c.    not eligible for deferral into the Deferred Compensation Plan.
6.    Chair Fees:
a.    Board Chair - $50,000 per year, payable in cash, at annual meeting of shareholders.
b.    Audit Committee Chair - $20,000 per year, payable in cash, at annual meeting of shareholders.
c.    Compensation Committee Chair - $15,000 per year, payable in cash, at annual meeting of shareholders.
d.    Corporate Governance Committee Chair - $15,000 per year, payable in cash, at annual meeting of shareholders.
e.    Chair fees are not eligible for deferral into the Deferred Compensation Plan.
7.    Miscellaneous: Fees are payable for meeting attendance, whether in person or by phone.
8.    Additional Share Issuance.
a.    Upon the occurrence of a change of control, each non-employee Trustee shall be entitled to receive a number of fully-vested common shares (in addition to any shares or rights to shares on account of prior awards) having an aggregate value (based on the closing price of the common shares on the trading day immediately prior to the consummation of the change of control) equal to $70,000 multiplied by a fraction the numerator of which is the number of days that elapsed between the annual meeting of shareholders next preceding the date of consummation of the change of control and the date of consummation of the change of control, and the denominator of which is 365.
b.    Upon the death, disability or retirement of a non-employee Trustee, the non-employee Trust or his or her personal representative shall be entitled to a number of fully-vested common shares (in addition to any shares or rights to shares on account of prior awards) having an aggregate value (based on the closing price of the common shares on the trading day immediately prior to the death, disability or retirement) equal to $70,000 multiplied by a fraction the numerator of which is the number of days that elapsed between the annual meeting of shareholders next preceding the date of the death, disability or retirement of the non-employee Trustee and such date of death, disability or retirement, and the denominator of which is 365.
9.    Effective Date of Changes. The change in the fee amount for attendance at Board Informational meetings to the level specified above shall be effective January 1, 2014. The change in the Committee Chair fees and the dollar amount of the annual equity awards shall be effective for payments and awards from and after the 2014 annual shareholders meeting.